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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1988 Stock Option Plan and 1991 Employee Stock Purchase Plan of Target Therapeutics, Inc. of our report dated April 26, 1996 with respect to the consolidated financial statements and schedules of Target Therapeutics, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 1996, as filed with the Securities and Exchange.



                                             ERNST & YOUNG LLP




Palo Alto, California
December 19, 1996